Exhibit 99.1

Sovran Self Storage Reports Third Quarter Results; Achieves Same Store Revenue Growth of 8%, Acquires Ten Properties, Raises Guidance

BUFFALO, N.Y.--(BUSINESS WIRE)--October 31, 2012--Sovran Self Storage, Inc. (NYSE:SSS), (www.unclebobs.com/company) a self storage real estate investment trust (REIT), reported operating results for the quarter ended September 30, 2012.

Net income available to common shareholders for the third quarter of 2012 was $18.8 million or $0.63 per fully diluted share. For the same period in 2011, net income available to common shareholders was $2.3 million, or $0.08 per fully diluted common share. The 2012 results include a gain on sale of assets of $4.5 million, and the 2011 results were impacted by refinancing costs further described below.

Funds from operations (FFO) for the quarter were $0.85 per fully diluted common share compared to $0.41 for the same period last year. The Company incurred net acquisition costs of $1.1 million in connection with the properties it acquired during the quarter as compared to $3.0 million in the third quarter of 2011. Further, the Company incurred costs of $5.6 million in connection with a debt refinancing transaction in August, 2011. Absent these acquisition and financing costs, FFO per share was $0.88 and $0.72 for the third quarter of 2012 and 2011, respectively.

Stronger occupancy, lower operating costs and the reduced use of move-in incentives contributed to the increase in FFO for the third quarter of 2012.

David Rogers, the Company’s Chief Executive Officer, commented, “We enjoyed a great summer season. Our web based marketing platform is driving high levels of sales inquiries, our revenue management system is driving strong occupancy and our call center reps and store personnel are taking great care of our customers.”

As previously announced, the Company acquired ten premium self storage facilities during the quarter, and sold 17 of its older properties in Texas (12), Michigan (4), and Maryland (1).

With regard to Hurricane Sandy, the Company reports that every employee in the affected areas has been accounted for. Further, all 68 stores - save two - were open for business as of 12:00 p.m. EDT this afternoon, although 17 remain without power. Most damage reports have been minor, with only one store reporting widespread issues.

OPERATIONS:

Total revenues increased 18.6% over last year’s third quarter, while property operating costs increased 9.3%, resulting in an NOI (3) increase of 23.6%. Overall occupancy averaged 88.1% for the period and rental rates averaged $10.79 per sq. ft.

Revenues for the 334 stores wholly owned by the Company for the entire quarter of each year increased 8.0% from those of the third quarter of 2011, the result of an increase in average occupancy from 81.5% to 88.2%, and strong growth in other revenues, primarily insurance commissions.

Continuing decreases in utility costs, credit card fees and yellow page advertising, offset by modest increases in curb appeal expenses and personnel costs, contributed to an overall reduction in same store operating costs of 1.0%.

Consequently, same store net operating income increased 13.1% this period over the third quarter of 2011.

General and administrative expenses grew by approximately $1.5 million over the same period in 2011, primarily due to increased internet advertising, personnel and income taxes.

During the third quarter of 2012, the stores with the strongest impact on net operating income include those in Texas, North Carolina, Georgia and Florida.

PROPERTIES:

The Company acquired ten properties during the quarter – all in its existing markets. The properties were acquired at a cost of $63.2 million and added approximately 835,600 net rentable square feet of storage space to the portfolio. Five stores were acquired in or near Atlanta, GA; three were acquired in the Jacksonville, FL market; and one each was purchased in Chicago, IL and Raleigh, NC.

“We continue to upgrade the quality of the assets in our portfolio”, commented Rogers. “We’ve added some high quality stores in markets that are important to us, rebranded them as Uncle Bob’s, and are gaining market share as a result.”

During the quarter, the Company sold three properties in Dallas, TX; nine in Houston, TX; four in Michigan and one in Maryland for total net proceeds of $47.7 million resulting in a gain of approx. $4.5 million.

CAPITAL TRANSACTIONS:

The Company did not enter into any significant debt origination or repayment agreements during the quarter. A table detailing outstanding maturities and interest rates is shown as Exhibit B.

Illustrated below are key financial ratios at September 30, 2012:

- Debt to Enterprise Value (at $57.85/share)	25.5%
- Debt to Book Cost of Storage Facilities	36.4%
- Debt to EBITDA Ratio	4.5x
- Debt Service Coverage	4.0x

At September 30, 2012, the Company had approximately $5.4 million of cash on hand, and $149 million available on its line of credit (without considering the additional $75 million available under the expansion feature).

On September 14, 2011, the Company announced an “at the market” equity issuance program. During the third quarter of 2012, the Company issued 1,004,934 shares pursuant to this program at an average price per share of $56.95, netting $56.1 million after expenses. The proceeds were used to repay a portion of the Company’s outstanding line of credit balance.

YEAR 2012 EARNINGS GUIDANCE:

Management is encouraged by greater customer traffic and resiliency in most markets. The following assumptions covering operations have been utilized in formulating guidance for the balance of 2012:

Same Store
Projected Increases Over 2011
	4Q 2012	Full year 2012

Revenue	7.5 – 8.5%	5.5 – 6.5%

Operating Cost (excluding property taxes)	1.5 – 2.5%	0.0 – 1.0%
Property Taxes	10.0 – 13.0%	3.5 – 4.5%
Total Operating Expenses	3.5 – 5.0%	0.5 – 2.0%

Net Operating Income	8.0 – 10.0%	9.0 – 10.0%

The Company intends to spend up to $23 million in 2012 on its expansion and enhancement program. It has also budgeted $14 million to provide for recurring capitalized expenditures including roofing, paving, and office renovations.

Fourth quarter 2012 purchases and dispositions of properties are not considered in providing guidance inasmuch as they will not have a significant impact on the balance of this year’s results. Acquisition costs relating to any purchases that may be made in the remaining months of 2012 are not included in core guidance.

General and administrative expenses are expected to increase to $31 - $32 million in 2012 (exclusive of acquisition related costs) due to the need for additional personnel required for recent acquisitions, higher incentive compensation, income taxes on its taxable REIT subsidiaries, and the Company’s plans to continue expanding its internet marketing presence and revenue management programs.

At September 30, 2012, all but $26 million of the Company’s debt is either fixed rate or covered by rate swap contracts that essentially fix the rate. Subsequent borrowings that may occur will be pursuant to the Company’s Line of Credit agreement at a floating rate of LIBOR plus 2.0%.

At September 30, 2012, the Company had 30.4 million shares of common stock outstanding and 0.20 million Operating Partnership Units outstanding. The issuance of 1.0 million shares in the third quarter (primarily in September) will have a short term dilutive impact on the Company’s EPS and FFO per share results.

As a result of the above assumptions, management expects funds from operations (excluding acquisition costs) for the full year 2012 to be approximately $3.25 to $3.27 per share, and between $0.80 and $0.82 per share for the fourth quarter of 2012.

FORWARD LOOKING STATEMENTS:

When used within this news release, the words “intends,” “believes,” “expects,” “anticipates,” and similar expressions are intended to identify “forward looking statements” within the meaning of that term in Section 27A of the Securities Act of 1933, and in Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied by such forward looking statements. Such factors include, but are not limited to, the effect of competition from new self storage facilities, which could cause rents and occupancy rates to decline; the Company’s ability to evaluate, finance and integrate acquired businesses into the Company’s existing business and operations; the Company’s existing indebtedness may mature in an unfavorable credit environment, preventing refinancing or forcing refinancing of the indebtedness on terms that are not as favorable as the existing terms; interest rates may fluctuate, impacting costs associated with the Company’s outstanding floating rate debt; the Company’s ability to comply with debt covenants; the future ratings on the Company’s debt instruments; the regional concentration of the Company’s business may subject it to economic downturns in the states of Florida and Texas; the Company’s ability to effectively compete in the industries in which it does business; the Company’s reliance on its call center; the Company’s cash flow may be insufficient to meet required payments of principal, interest and dividends; and tax law changes which may change the taxability of future income.

CONFERENCE CALL:

Sovran Self Storage will hold its Third Quarter Earnings Release Conference Call at 9:00 a.m. Eastern Time on Thursday, November 1, 2012. To access the conference call, dial 877.407.8033 (domestic), or 201.689.8033 (international). Management will accept questions from registered financial analysts after prepared remarks; all others are encouraged to listen to the call via webcast by accessing “events and conference calls” under the investor relations tab at www.unclebobs.com/company/.

The webcast will be archived for a period of 90 days; a telephone replay will also be available for 72 hours by calling 877.660.6853 and entering pass codes 286/400674.

Sovran Self Storage, Inc. is a self-administered and self-managed equity REIT that is in the business of acquiring and managing self storage facilities. The Company operates 443 self storage facilities in 25 states under the name “Uncle Bob’s Self Storage”®. For more information visit www.unclebobs.com, like us on Facebook, or follow us on Twitter.

SOVRAN SELF STORAGE, INC.
BALANCE SHEET DATA
(unaudited)

	September 30,	December 31,
(dollars in thousands)	2012	2011
Assets
Investment in storage facilities:
Land	$283,363	$263,407
Building, equipment and construction in progress	1,379,550	1,275,188
	1,662,913	1,538,595
Less: accumulated depreciation	(319,941)	(292,722)
Investment in storage facilities, net	1,342,972	1,245,873
Cash and cash equivalents	5,419	7,321
Accounts receivable	3,272	2,938
Receivable from joint venture	676	589
Investment in joint venture	34,524	31,939
Prepaid expenses	4,975	3,939
Intangible asset - in-place customer leases (net of accumulated
amortization of $9,819 in 2012 and $7,019 in 2011)	1,651	2,523
Other assets	3,859	4,850
Net assets of discontinued operations	-	43,702
Total Assets	$1,397,348	$1,343,674

Liabilities
Line of credit	$26,000	$46,000
Term notes	575,000	575,000
Accounts payable and accrued liabilities	29,797	31,414
Deferred revenue	6,381	6,084
Fair value of interest rate swap agreements	16,493	10,748
Mortgages payable	4,295	4,423
Total Liabilities	657,966	673,669

Noncontrolling redeemable Operating Partnership Units at redemption value	11,811	14,466

Equity
Common stock	316	301
Additional paid-in capital	942,327	862,467
Accumulated deficit	(171,673)	(169,799)
Accumulated other comprehensive loss	(16,224)	(10,255)
Treasury stock at cost	(27,175)	(27,175)
Total Shareholders' Equity	727,571	655,539
Total Liabilities and Equity	$1,397,348	$1,343,674

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
	July 1, 2012	July 1, 2011
	to	to
(dollars in thousands, except share data)	September 30, 2012	September 30, 2011

Revenues
Rental income	$57,574	$48,273
Other operating income	3,291	2,506
Management fee income	909	643
Acquisition fee income	-	675
Total operating revenues	61,774	52,097

Expenses
Property operations and maintenance	14,319	13,275
Real estate taxes	5,629	4,976
General and administrative	8,172	6,637
Acquisition related costs	1,075	2,913
Depreciation and amortization	9,449	8,300
Amortization of in-place customer leases	978	285
Total operating expenses	39,622	36,386

Income from operations	22,152	15,711

Other income (expense)
Interest expense (A)	(8,350)	(13,760)
Interest income	-	5
Equity in income (losses) of joint ventures	335	(512)

Income from continuing operations	14,137	1,444
Income from discontinued operations (including gain on sale of $4.5 million in 2012)	4,821	922
Net income	18,958	2,366
Net income attributable to noncontrolling interests	(151)	(27)
Net income attributable to common shareholders	$18,807	$2,339

Earnings per common share attributable to common shareholders - basic
Continuing operations	$0.48	$0.05
Discontinued operations	$0.16	$0.03
Earnings per share - basic	$0.64	$0.08

Earnings per common share attributable to common shareholders - diluted
Continuing operations	$0.47	$0.05
Discontinued operations	$0.16	$0.03
Earnings per share - diluted	$0.63	$0.08

Common shares used in basic
earnings per share calculation	29,474,866	27,593,338

Common shares used in diluted
earnings per share calculation	29,624,311	27,634,029

Dividends declared per common share	$0.4500	$0.4500

(A) Interest expense for the three months ending September 30 consists of the following
Interest expense	$8,141	$7,937
Amortization of deferred financing fees	209	250
Write-of of unamortized financing fees related to
$150 million term note repaid 2011	-	88
Interest rate swap termination payments	-	5,485
Total interest expense	$8,350	$13,760

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
	January 1, 2012	January 1, 2011
	to	to
(dollars in thousands, except share data)	September 30, 2012	September 30, 2011

Revenues
Rental income	$161,857	$139,402
Other operating income	9,288	6,743
Management fee income	2,582	1,346
Acquisition fee income	148	675
Total operating revenues	173,875	148,166

Expenses
Property operations and maintenance	40,993	38,410
Real estate taxes	16,635	14,532
General and administrative	23,707	18,344
Acquisition related costs	2,382	3,048
Depreciation and amortization	27,661	24,597
Amortization of in-place customer leases	2,800	567
Total operating expenses	114,178	99,498

Income from operations	59,697	48,668

Other income (expense)
Interest expense (B)	(24,914)	(29,739)
Interest income	3	31
Equity in income (losses) of joint ventures	608	(408)

Income from continuing operations	35,394	18,552
Income from discontinued operations (including gain on sale of $4.5 million in 2012)	6,693	2,595
Net income	42,087	21,147
Net income attributable to noncontrolling interests	(421)	(811)
Net income attributable to common shareholders	$41,666	$20,336

Earnings per common share attributable to common shareholders - basic
Continuing operations	$1.20	$0.64
Discontinued operations	$0.23	$0.10
Earnings per share - basic	$1.43	$0.74

Earnings per common share attributable to common shareholders - diluted
Continuing operations	$1.20	$0.64
Discontinued operations	$0.23	$0.10
Earnings per share - diluted	$1.43	$0.74

Common shares used in basic
earnings per share calculation	29,047,998	27,563,536

Common shares used in diluted
earnings per share calculation	29,167,681	27,607,567

Dividends declared per common share	$1.3500	$1.3500

(B) Interest expense for the nine months ending September 30 consists of the following
Interest expense	$24,287	$23,323
Amortization of deferred financing fees	627	$843
Write-of of unamortized financing fees related to
$150 million term note repaid 2011	-	$88
Interest rate swap termination payments	-	5,485
Total interest expense	$24,914	$29,739

COMPUTATION OF FUNDS FROM OPERATIONS (FFO) (1) - (unaudited)

	July 1, 2012	July 1, 2011
	to	to
(dollars in thousands, except share data)	September 30, 2012	September 30, 2011

Net income attributable to common shareholders	$18,807	$2,339
Net income attributable to noncontrolling interests	151	27
Depreciation of real estate and amortization of intangible
assets exclusive of deferred financing fees	10,329	8,585
Depreciation of real estate included in discontinued operations	84	355
Depreciation and amortization from unconsolidated joint ventures	386	240
Gain on sale of real estate	(4,498)
Funds from operations allocable to noncontrolling
interest in Operating Partnership	(201)	(133)
Funds from operations available to common shareholders	25,058	11,413
FFO per share - diluted	$0.85	$0.41

Non-recurring Adjustments to FFO
Acquisition costs expensed	1,075	2,913
Company's share of acquisition costs expensed by Sovran HHF Storage Holdings II	-	734
Interest rate swap termination payments	-	5,485
Write-off of unamortized financing fees related to debt payoff	-	88
Acquisition fee income from Sovran HHF Storage Holdings II	-	(675)
Funds from operations resulting from non-recurring items allocable to noncontrolling
interest in Operating Partnership	(9)	(103)
Adjusted funds from operations available to common shareholders	26,124	19,855
Adjusted FFO per share - diluted	$0.88	$0.72

Common shares - diluted	29,624,311	27,634,029

	January 1, 2012	January 1, 2011
	to	to
(dollars in thousands, except share data)	September 30, 2012	September 30, 2011

Net income attributable to common shareholders	$41,666	$20,336
Net income attributable to noncontrolling interests	421	811
Depreciation of real estate and amortization of intangible
assets exclusive of deferred financing fees	30,178	25,164
Depreciation of real estate included in discontinued operations	787	1,058
Depreciation and amortization from unconsolidated joint ventures	1,205	636
Gain on sale of real estate	(4,498)	-
Funds from operations allocable to noncontrolling
interest in Operating Partnership	(721)	(560)
Funds from operations allocable to noncontrolling
interest in consolidated joint ventures	-	(567)
Funds from operations available to common shareholders	69,038	46,878
FFO per share - diluted	$2.37	$1.70

Non-recurring Adjustments to FFO
Acquisition costs expensed	2,382	3,048
Company's share of acquisition costs expensed by Sovran HHF Storage Holdings II	161	734
Interest rate swap termination payments	-	5,485
Write-off of unamortized financing fees related to debt payoff	-	88
Acquisition fee income from Sovran HHF Storage Holdings II	(148)	(675)
Funds from operations resulting from non-recurring items allocable to noncontrolling
interest in Operating Partnership	(22)	(105)
Adjusted funds from operations available to common shareholders	71,411	55,453
Adjusted FFO per share - diluted	$2.45	$2.01

Common shares - diluted	29,167,681	27,607,567

(1) We believe that Funds from Operations (“FFO”) provides relevant and meaningful information about our operating performance that is necessary, along with net earnings and cash flows, for an understanding of our operating results. FFO adds back historical cost depreciation, which assumes the value of real estate assets diminishes predictably in the future. In fact, real estate asset values increase or decrease with market conditions. Consequently, we believe FFO is a useful supplemental measure in evaluating our operating performance by disregarding (or adding back) historical cost depreciation.

Funds from operations is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income available to common shareholders computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses on sales of properties, plus impairment of real estate assets, plus depreciation and amortization and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. We believe that to further understand our performance, FFO should be compared with our reported net income and cash flows in accordance with GAAP, as presented in our consolidated financial statements.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, or as an indicator of our ability to make cash distributions.

QUARTERLY SAME STORE DATA (2) *	July 1, 2012	July 1, 2011
	to	to		Percentage
(dollars in thousands)	September 30, 2012	September 30, 2011	Change	Change

Revenues:
Rental income	$50,866	$47,249	$3,617	7.7%
Tenant insurance commissions	1,449	1,091	358	32.8%
Other operating income	1,183	1,174	9	0.8%
Total operating revenues	53,498	49,514	3,984	8.0%

Expenses:
Payroll and benefits	5,179	5,007	172	3.4%
Real estate taxes	4,926	4,851	75	1.5%
Utilities	2,475	2,624	(149)	-5.7%
Repairs and maintenance	1,851	1,735	116	6.7%
Office and other operating expense	1,973	2,034	(61)	-3.0%
Insurance	756	746	10	1.3%
Advertising & yellow pages	374	716	(342)	-47.8%
Total operating expenses	17,534	17,713	(179)	-1.0%

Net operating income (3)	$35,964	$31,801	$4,163	13.1%

QTD Same store move ins	38,278	37,236	1,042	2.8%

QTD Same store move outs	39,943	37,261	2,682	7.2%

(2) Includes the 334 stores owned and/or managed by the Company for the entire periods presented that are consolidated in our financial statements. Does not include unconsolidated joint ventures or other stores managed by the Company or the 17 stores sold in 2012.

(3) Net operating income or "NOI" is a non-GAAP (generally accepted accounting principles) financial measure that we define as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income: interest expense, impairment and casualty losses, depreciation and amortization expense, acquisition related costs, general and administrative expense, and deducting from net income: income from discontinued operations, interest income, gain on sale of real estate, and equity in income of joint ventures. We believe that NOI is a meaningful measure of operating performance, because we utilize NOI in making decisions with respect to capital allocations, in determining current property values, and comparing period-to-period and market-to-market property operating results. NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income.

* See exhibit A for supplemental quarterly same store data.

YEAR TO DATE SAME STORE DATA (4)	January 1, 2012	January 1, 2011
	to	to		Percentage
(dollars in thousands)	September 30, 2012	September 30, 2011	Change	Change

Revenues:
Rental income	$145,064	$138,047	$7,017	5.1%
Tenant insurance commissions	4,009	2,911	1,098	37.7%
Other operating income	3,507	3,324	183	5.5%
Total operating revenues	152,580	144,282	8,298	5.8%

Expenses:
Payroll and benefits	15,539	15,189	350	2.3%
Real estate taxes	14,681	14,342	339	2.4%
Utilities	6,417	6,838	(421)	-6.2%
Repairs and maintenance	5,454	5,388	66	1.2%
Office and other operating expense	5,630	5,925	(295)	-5.0%
Insurance	2,253	2,234	19	0.9%
Advertising & yellow pages	1,300	2,244	(944)	-42.1%
Total operating expenses	51,274	52,160	(886)	-1.7%

Net operating income (3)	$101,306	$92,122	$9,184	10.0%

YTD Same store move ins	115,587	104,408	11,179	10.7%

YTD Same store move outs	103,098	100,798	2,300	2.3%

(4) Includes the 333 stores owned and/or managed by the Company for the entire periods presented that are consolidated in our financial statements. Does not include unconsolidated joint ventures or other stores managed by the Company or the 17 stores sold in 2012.

OTHER DATA	Same Store (2)		All Stores (4)
	2012	2011	2012	2011

Weighted average quarterly occupancy	88.2%	81.5%	88.1%	81.2%

Occupancy at September 30	87.8%	81.3%	87.8%	81.0%

Rent per occupied square foot	$10.61	$10.76	$10.79	$10.71

(4) Does not include unconsolidated joint venture stores managed by the Company

Investment in Storage Facilities:
The following summarizes activity in storage facilities during the nine months ended September 30, 2012:

Beginning balance	$1,538,595
Property acquisitions	104,257
Improvements and equipment additions:
Expansions	14,197
Roofing, paving, and equipment:
Stabilized stores	8,994
Recently acquired stores	1,180
Change in construction in progress (Total CIP $11.2 million)	(3,192)
Dispositions and Impairments	(1,118)
Storage facilities at cost at period end	$1,662,913

Comparison of Selected G&A Costs	Quarter Ended		Year-to-Date
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011

Management and administrative salaries and benefits	3,995	3,034	11,385	8,547
Internet advertising & marketing	1,205	754	3,423	2,053
Training	265	456	891	889
Call center	407	342	1,174	1,010
Uncle Bob's Management costs	68	121	315	314
Income taxes	632	411	1,596	1,334
Other administrative expenses (5)	1,600	1,519	4,923	4,197
	$8,172	$6,637	$23,707	$18,344

(5) Other administrative expenses include professional fees, office rent, travel expense, investor relations and miscellaneous other expenses.

	September 30, 2012	September 30, 2011

Common shares outstanding	30,432,720	27,834,616
Operating Partnership Units outstanding	204,163	339,025

Exhibit A

Sovran Self Storage, Inc.

Same Store Performance Summary
Three Months Ended September 30, 2012
(unaudited)

				Avg Quarterly
			Avg Qtrly	Occupancy for the		Revenue for the			Expenses for the			NOI for the
			Rent per	Three Months Ended		Three Months Ended			Three Months Ended			Three Months Ended
		Square	Occupied	September 30,		September 30,			September 30,			September 30,
State	Stores	Feet	Square Foot	2012	2011	2012	2011	% Change	2012	2011	% Change	2012	2011	% Change

Alabama	22	1,608	$8.10	84.0%	78.7%	$2,983	$2,863	4.19%	$980	$999	-1.90%	$2,003	$1,864	7.46%
Arizona	9	514	10.18	89.9%	83.9%	1,255	1,222	2.70%	420	442	-4.98%	835	780	7.05%
Connecticut	5	301	17.33	90.6%	85.3%	1,214	1,122	8.20%	358	370	-3.24%	856	752	13.83%
Florida	53	3,414	10.32	85.9%	78.1%	8,121	7,436	9.21%	2,855	2,956	-3.42%	5,266	4,480	17.54%
Georgia	22	1,405	9.51	88.6%	79.4%	3,150	2,872	9.68%	1,035	1,071	-3.36%	2,115	1,801	17.43%
Louisiana	14	867	10.63	89.4%	83.5%	2,173	2,025	7.31%	661	645	2.48%	1,512	1,380	9.57%
Maine	2	113	12.86	89.3%	82.6%	340	303	12.21%	105	92	14.13%	235	211	11.37%
Maryland	3	139	16.17	89.7%	89.7%	519	500	3.80%	168	166	1.20%	351	334	5.09%
Massachusetts	12	656	13.29	90.1%	83.6%	2,085	1,943	7.31%	635	649	-2.16%	1,450	1,294	12.06%
Mississippi	12	919	9.15	88.2%	81.3%	1,955	1,913	2.20%	595	600	-0.83%	1,360	1,313	3.58%
Missouri	7	432	11.58	91.6%	86.0%	1,189	1,117	6.45%	407	414	-1.69%	782	703	11.24%
New Hampshire	4	261	11.04	88.3%	83.2%	670	623	7.54%	195	200	-2.50%	475	423	12.29%
New Jersey	1	97	9.92	63.8%	46.9%	157	153	2.61%	85	75	13.33%	72	78	-7.69%
New York	28	1,675	13.94	87.5%	87.4%	5,336	5,053	5.60%	1,617	1,561	3.59%	3,719	3,492	6.50%
North Carolina	18	1,037	9.29	88.7%	72.4%	2,247	1,927	16.61%	721	732	-1.50%	1,526	1,195	27.70%
Ohio	17	1,137	9.38	89.1%	84.9%	2,483	2,311	7.44%	765	783	-2.30%	1,718	1,528	12.43%
Pennsylvania	4	220	10.01	86.6%	89.1%	493	468	5.34%	157	153	2.61%	336	315	6.67%
Rhode Island	4	190	12.54	82.3%	83.2%	546	484	12.81%	196	189	3.70%	350	295	18.64%
South Carolina	8	431	10.04	88.6%	83.7%	1,024	981	4.38%	350	378	-7.41%	674	603	11.77%
Tennessee	4	291	9.64	92.5%	91.3%	676	622	8.68%	250	251	-0.40%	426	371	14.82%
Texas	69	4,959	10.57	91.1%	82.7%	12,429	11,277	10.22%	4,267	4,251	0.38%	8,162	7,026	16.17%
Virginia	16	1,020	11.01	83.5%	76.5%	2,453	2,299	6.70%	712	736	-3.26%	1,741	1,563	11.39%

Portfolio Total	334	21,686	$10.61	88.2%	81.5%	$53,498	$49,514	8.05%	$17,534	$17,713	-1.01%	$35,964	$31,801	13.09%

Dollars in thousands except for average quarterly rent per occupied square foot. Square feet in thousands.
334 wholly owned same stores.

Exhibit B

Sovran Self Storage, Inc.

Debt Maturity Schedule
September 30, 2012
(unaudited)

			Current
	Maturity	Basis of	Interest
(dollars in thousands)	Date	Rate	Rate (1)	2012	2013	2014	2015	2016	Thereafter	Total

Line of credit	Aug-2016	Variable	2.22%	$-	$-	$-	$-	$26,000	$-	$26,000

Term note	Sep-2013	Swapped to fixed	5.94%	-	20,000	-	-	-	-	20,000
Term note	Sep-2013	Fixed	6.26%	-	80,000	-	-	-	-	80,000
Mortgage note	Sep-2013	Fixed	6.76%	8	896	-	-	-	-	904
Mortgage note	Mar-2014	Fixed	6.35%	8	34	949	-	-	-	991
Term note	Apr-2016	Fixed	6.38%	-	-	-	-	150,000	-	150,000
Term note	Aug-2018	Swapped to fixed	4.37%	-	-	-	-	-	125,000	125,000
Term note	Aug-2018	Swapped to fixed	3.61%	-	-	-	-	-	100,000	100,000
Term note	Aug-2021	Fixed	5.54%	-	-	-	-	-	100,000	100,000
Mortgage note	May-2026	Fixed	5.99%	28	119	126	134	142	1,851	2,400

				$44	$101,049	$1,075	$134	$176,142	$326,851	$605,295

(1) Rate as of September 30, 2012 based on existing debt rating. Interest rates shown do not include amortization of financing fees and facility fees which are expected to be $1.2 million in 2012.

Photos/Multimedia Gallery Available: http://www.businesswire.com/cgi-bin/mmg.cgi?eid=50461130&lang=en

CONTACT:
Sovran Self Storage, Inc.
Diane Piegza, Vice President of Corporate Communications
or
Andy Gregoire, Chief Financial Officer
716-633-1850